Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 ( File Nos. 333-195098, 333-183110, 333-173899, 333-167232, and 333-153723) and Form F-3 (File No. 333-195645) of our report dated 29 February 2016 relating to the financial statements and the effectiveness of internal control over financial reporting for Barclays PLC and of our report dated 29 February 2016 relating to the financial statements of Barclays Bank PLC, which appears in the combined Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended 31 December 2015.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 ( File Nos. 333-149302, 333-149301, 333-112797 and 333-112796) and Form F-3 (File No. 333-190038) of our report dated 29 February 2016 relating to the financial statements and the effectiveness of internal control over financial reporting for Barclays PLC and of our report dated 29 February 2016 relating to the financial statements of Barclays Bank PLC, which appears in the combined Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended 31 December 2015.

/s/ PricewaterhouseCoopers LLP

London, England

1 March 2016

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